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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Stock Plan, the Company Share Option Plan, and the 1997 Director Option Plan of our report dated March 13, 2000 with respect to the consolidated financial statements and schedule of Indus International, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP

Palo Alto, California
August 24, 2000